SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2006

WEBB INTERACTIVE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-28462	84-1293864
(Commission File Number)	(IRS Employer Identification No.)

1899 Wynkoop, Suite 600, Denver, CO 80202

(Address of principal executive offices and Zip Code)

(303) 308-3180

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 19, 2006, Jabber requested that Webb cease disclosing information regarding Jabber in its filings pursuant to the Securities Exchange Act of 1934 (the “Act”) because Jabber believes Webb’s public disclosure of this information puts Jabber at a competitive disadvantage. As a result and in order to reduce Webb’s operating expenses by approximately $45,000 per year, Webb has decided to initiate actions to terminate the registration of Webb’s common stock under Section 12(g) of the Act by filing a Form 15 Certification with the Securities and Exchange Commission. Upon filing the Form 15 Certification, Webb’s obligations to file reports with the Commission will cease unless Webb withdraws or the Commission denies the Certification. Unless withdrawn or denied, the termination of registration will be effective 90 days after filing or such shorter period as the Commission may determine. The termination of Webb’s reporting status will result in Webb’s common stock no longer qualifying for trading on the OTC Bulletin Board. Webb’s common stock should, however, trade in the OTC market in what is referred to a the “pink sheets.”

The Webb board is filing this report in advance of the filing of the Form 15 in order to inform Webb shareholders of its reasons for filing the Form 15 Certification and to advise them of a funding approved by the Webb board of directors in order to convert outstanding demand loans to the company (approximately $114,000 principal and interest as of the date of this report) into convertible securities of the company. The loans have been used to pay operating expenses during the past year. As of November 30, 2006, the company will have approximately $9,000 of outstanding trade payables. Assuming the Form 15 Certification is not withdrawn or denied, Webb’s expenses for December will be less than $4,000 and during 2007 are expected to average less than $8,000 per month.

The securities issued upon conversion of the loans are expected to be convertible into shares of Webb’s common stock at a conversion price of $0.08 per share. As a result of a recent convertible note financing by Jabber, assuming conversion/exercise of Jabber’s derivative securities, including the notes and shares reserved for issuance pursuant to Jabber’s incentive stock option plan, Webb’s ownership interest in Jabber will be approximately 25%.

The securities of Webb to be issued in connection with the conversion of the loans will not be registered under the Securities Act of 1933 in reliance upon an exemption from the registration requirements of the act contained in Regulation D adopted by the Commission. Transfer of the securities will be restricted and may be made only in accordance with Rule 144 adopted by the Commission. No underwriters will be involved in connection with the issuance of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2006	WEBB INTERACTIVE SERVICES, INC.

	By:	/s/ Lindley S. Branson
Lindley S. Branson
Its: Vice President and General Counsel

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